Exhibit 10.16

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of April 18, 2006 (the “Effective Date”) by and between Biovest International, Inc., a Delaware (USA) corporation, with its offices located at 324 S. Hyde Park Avenue Suite 350, Tampa FL 33606 (“Biovest”), and Biovax, Inc., a Florida corporation with offices located at 377 Plantation St. Worcester, Massachusetts 01605 (“Biovax.” and together with Biovest, collectively, the “Parties,” and, individually, a “Party.”),

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Background

WHEREAS, Biovest owns certain assets attached as Exhibit A hereto constituting all or substantially all of the assets of Biovest’s vaccine manufacturing business situated at 377 Plantation Street, Worcester, MA (the “Equipment”); and

WHEREAS, Biovax has expressed interest in purchasing the Equipment subject to the liabilities described in Exhibit B (the “Assumed Liabilities”); and

WHEREAS, Biovest is the tenant under that certain Lease Agreement (“Lease”) as amended attached as Exhibit C-2 with respect to portions of premises located at 377 Plantation Street, Worcester MA (the “Leasehold”) and the letter of Intent attached as Exhibit D with the landlord of the Leased Premises to potentially lease additional space adjacent to the leased premises attached (the “Letter of Intent for Expanded Lease Premises”); and

WHEREAS, Biovax has expressed interest in subleasing from Biovest all rights and assuming all obligations pursuant to the Lease Premises and assuming all rights under the Letter of Intent for Expanded lease Premises and in making a deposit in the amount of $4,500,000 as an advance payment of rent ; and

WHEREAS, the parties wish to set forth the terms and conditions pursuant to which Biovax will serve as a contract manufacturer for Biovest for anti-cancer vaccine, including anti-cancer vaccine used by Biovest in its clinical trial.

WHEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Biovax and Biovest hereby agree as follows:

1. Definitions

(a) “Equipment” means all of the assets of Biovest’s manufacturing business situated at 377 Plantation Street, Worcester, MA as listed in Exhibit A.

(b) “Leasehold” means Biovest’s Lease for portions of the facility located at 377 Plantation Street, Worcester MA as described in Exhibit C-2.

(c) “As is/Where is” means that the Equipment is being offered for sale at a price discounted from its cost basis in its current condition at its current location.

(d) “Business Description” means the description of the business of manufacturing vaccines as more fully described in Exhibit H hereto.

2. Purchase and Sale of Equipment.

At Closing, Biovax will purchase and Biovest will sell the Equipment As is/Where is subject to no debts liens or liabilities except those described on Exhibit B.

3. Sublease.

At Closing, Biovax will sublease the Leasehold subject to all obligations under the Lease attached as Exhibit C-2. and Biovest will sublease the Leasehold to Biovax.

At Closing, Biovax will assume all rights subject to all obligations to Letter of Intent for Expanded Leased Premises from Biovest and Biovest agrees to assign to Biovax all rights subject to all obligations to Letter of Intent for Expanded Leased Premises.

4. Pricing and Payment Terms.

As the full purchase price for the Equipment, Biovax shall pay to Biovest $1,500,000.00 (the “Equipment Purchase Price”). The Equipment Purchase Price shall be paid within ten days following Closing

As consideration for the sublease of the Premises and the assignment of the Letter of Intent for the Expanded Leased Premises, Biovax shall within ten days following Closing deposit, with Biovest advance rental payments for the Leasehold in the amount of $4,500,000 (“Rent Payment”). Biovest will treat the Rent Payment as unrestricted and nonsegregated funds provided that Biovest shall use the Rent Payment to make all required lease payments on the Lease Premises and Expanded Lease Premises if any until the Rent Payment is consumed.

As consideration for the consent to hiring of the Worcester Employees identified on Exhibit E, Biovax shall agree to hire those employees at their current salary levels and to assume responsibility for all accrued vacation time and maintenance of existing health and other insurance benefits.

5. Closing.

The closing shall take place at 377 Plantation Street, Worcester MA on Thursday April 20, 2006 at 10 am (the “Closing”). At the Closing, the parties shall deliver the following:

Biovax shall deliver to Biovest:

1.	Payment of Purchase Price and Rent Payment.

2.	Executed Sublease.

3.	Assumption of Liabilities listed in Exhibit B.

4.	Form of Notice to Employees regarding hiring by Biovax substantially in the form of Exhibit F.

Biovest shall deliver to Biovax:

1.	Executed Bill of Sale for the Equipment substantially in the form of Exhibit G.

2.	Executed Assignment of Lease and Letter of Intent for Expansion Lease Premises substantially in the form of Exhibit C-1 and D.

3.	Consent to Hiring of Worcester Employees listed on Exhibit E.

6. Contract Manufacturer.

As more fully described in the Business Description, Biovax shall serve as a non-exclusive contract manufacturer to manufacture anti-cancer vaccines for Biovest as and when ordered and pursuant to required specifications submitted in writing by Biovest and accepted by Biovax. All vaccines manufactured by Biovax for Biovest shall be paid for at a manufactured cost equal to the fully burdened manufactured cost plus 20%. Biovax’s fully burdened cost includes all third party and overhead expenses, such as wages and salaries, lease payments, utilities, purchases of manufacturing materials, maintenance and repairs to equipment and leasehold, amortization, and other expenditures necessary or appropriate to operate the Lease Premises currently accrued, using the same methodology as currently used in Biovest financial accounting. Fully burdened costs do not include capital expenditures such as purchases of equipment and partially completed vaccines, expansion of facilities, leasehold improvements, and employee training. Biovest shall have the right to inspect and audit the calculation of full burdened manufactured cost upon reasonable notice to Biovax. Invoices shall be paid within 30 days after invoice. In addition to the foregoing amounts, for so long as Biovest requires vaccines to be manufactured by Biovax for the Biovest clinical trial, Biovest shall pay to Biovax an amount equal to $250,000 per annum. Nothing herein shall prohibit Biovax from engaging in other manufacturing activities utilizing the Equipment, Leasehold and Worcester employees; provided, that in the event of any such other activities, expenses shall be appropriately apportioned to determine the fully burdened costs of the vaccines manufactured for Biovest.

7. Shared Support Services. Biovax shall be entitled to, but shall not be obligated to, purchase support services such as HR support, IT support, accounting support and legal support ,from Biovest. The purchase price shall be an amount equal to the allocated cost to Biovest for providing such services purchased by Biovax in its discretion.

8. No Interest in Vaccine or Intellectual Property of Biovest.

Biovax will not acquire, by virtue hereof, any interest in any property of Biovest not expressly transferred hereunder. In expansion of, and not in limitation of, the forgoing, it is expressly agreed and acknowledged that Biovax shall have no interest in, right to use or ownership of Biovest’s anti-cancer vaccine, any patent or proprietary property of Biovest, the Investigational New Drug Applications owned by Biovest, the clinical trials being conducted by Biovest, and that certain Cooperative Research and Development Agreement between The National Cancer Institute and Biovest.

9 Exclusion of Warranty.

BIOVEST MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, AND HEREBY SPECIFICALLY DISCLAIMS ALL IMPLIED AND STATUTORY WARRANTIES, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF A PATENT, TRADEMARK, OR OTHER INTELLECTUAL PROPERTY RIGHT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE OR PERFORMANCE OF THE CUSTOMIZED SYSTEM, WHETHER MADE BY BIOVEST EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY BIOVEST FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF BIOVEST WHATSOEVER.

10. Limitation of Liability.

Biovax acknowledges that the Equipment is sold “As is/Where is” and that in no event will Biovest retain any liability for the Equipment sold under the terms of this agreement.

At and after the date of assignment of the Leasehold, Biovax hereby agrees to make all payments of rent and additional rent called for in the Leasehold documents and to otherwise comply with all covenants and obligations of Biovest with respect to the Leasehold.

11. Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard for its provisions with respect to conflict of laws.

12. Jurisdiction

Any claim, suit, action or proceeding initiated by any Party (whether in contract, tort or otherwise) arising out of this Agreement or the relationship of the parties hereunder, shall be filed and prosecuted only in the state or federal courts in the State of Massachusetts, which the Parties agree shall have exclusive jurisdiction over such matters and the Parties agree to submit to the jurisdiction of such courts. Each of the Parties, to the extent permitted by applicable law, hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-referenced courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the Parties hereby agrees that its submission to jurisdiction is made for the express benefit of the other Party hereto.

13. Termination

This Agreement may, by notice given prior to its performance, be terminated

a. by mutual consent of the Parties; or

b. by either Party, if the Closing has not occurred (other than through the failure of such Party to comply with its obligations under this Agreement) by the close of business on April 21, 2006 (the “Drop Dead Date”).

In the event of termination of this Agreement pursuant to this Section 12, this Agreement shall forthwith become void and of no further force and effect and the parties hereto shall be released from any and all obligations hereunder.

14. Binding Effect.

This Agreement shall be binding upon the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any Party’s rights or obligations hereunder may be assigned, or held in trust for a third-party, by any Party hereto without the prior written consent of the other Party, except that Biovest may assign or transfer this Agreement to any affiliate or subsidiary of Biovest.

15. Waiver of Conditions. Exhibits.

Any Party hereto may waive any condition provided in this Agreement for its benefit. All of the Exhibits attached to this Agreement are hereby incorporated herein and made a part hereof.

16. Notices.

Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the earlier of (i) the date when received by the addressee, if sent by overnight courier or delivered personally, (ii) when confirmation is confirmed by the sender’s fax machine, if sent by facsimile, provided that a copy thereof is also contemporaneously sent to the addressee by a method described in clauses (i) or (iii) of this Section 15, or (iii) the fifth business day after the date when posted, if sent by registered or certified mail, in any such case to the respective addresses specified in the introductory paragraph of this Agreement.

Any Party may, by written notice delivered in accordance with this Section 15, change the address to which any notices, authorizations, requests or demands are to be delivered hereunder.

17. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

18. Amendment.

This Agreement may be amended at any time pursuant to a written instrument signed by the Parties.

19. Interpretation.

Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” (d) the word “or” shall be deemed to be inclusive, and (e) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Exhibit references are to this Agreement unless otherwise specified. Capitalized terms set forth in the Exhibits attached hereto shall have the same meanings as set forth in this Agreement, unless defined otherwise in such Exhibit.

20. Construction.

The Parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21. No Third Party Rights.

Nothing in this Agreement shall be deemed to create any right on the part of any person or entity not a party to this Agreement.

22. Waiver of Jury Trial.

The Parties specifically waive any right to trial by jury in any court with respect to any contractual, tortious or statutory claim, counterclaim or cross-claim against the other arising out of or connected in any way to this Agreement because the parties hereto, both of whom are represented by counsel, believe that the complete commercial aspect of their dealing with one another make a jury determination neither desirable nor appropriate.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Biovax, Inc.

/s/ James A. McNulty
Signature

Date

By:	James A. McNulty
Name:
Its:	CFO and Secretary
Hereunto duly authorized

Biovest International, Inc.

/s/ Steve Arikian
Signature

Date

By:	Steve Arikian
Name:
Its:	CEO/Chairman
Hereunto duly authorized